EXHIBIT 77Q1(E)

             AMENDMENT NO. 8 TO THE INVESTMENT MANAGEMENT AGREEMENT
                BETWEEN JOHN HANCOCK VARIABLE SERIES TRUST I AND
                      JOHN HANCOCK LIFE INSURANCE COMPANY

Reference is made to that certain Investment Management Agreement dated as of March 14, 1996 and, as amended, by and between John Hancock Variable Series Trust I and John Hancock Life Insurance Company, as amended (the "Agreement").

The parties agree to amend the Agreement as follows:

1. Subsection (c) of Section 5 of the Agreement, entitled "Investment Advisory Fee and Expense Limitation," is deleted and the following inserted in its place:

     (c)  For the Small Cap Emerging Growth Fund (formerly "Small Cap Equity
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          Fund" and "Small Cap Value Portfolio"):
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          (i) 1.05% on an annual basis on the first $100,000,000 of the current net assets of such Portfolio;

          (ii) 1.00% on an annual basis of that portion of the current net assets of such Portfolio in excess of $100,000,000.

2. The phrase "Small Cap Value Portfolio" is deleted wherever else shown in the Agreement, and the phrase "Small Cap Emerging Growth Fund" is inserted in its place.

All other terms and provisions of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and to take effect as of May 1, 2003.

ATTEST:                              JOHN HANCOCK VARIABLE SERIES TRUST I


/s/ Karen Q. Visconti                By:  /s/ Michele G. Van Leer
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                                     Title: /s/ President and CEO

ATTEST:                              JOHN HANCOCK LIFE INSURANCE COMPANY


/s/ Karen Q. Visconti                By:  /s/ Michele G. Van Leer
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                                     Title:  Senior Vice President